  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON April 27 , 2005

                      Registration No.

        U.S. Securities and Exchange Commission Washington, D.C. 20549

                                   FORM SB-2 /A

                                Amendment Number 2

                           Commission File number: 333-120486

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             EMPIRICAL VENTURES, INC.

               (Name of small business issuer in its charter)

      NEVADA                         7380

(State or other jurisdiction of  (Primary Standard    (I.R.S. Employer

incorporation or organization)        Industrial       Identification

                                 Classification Code        No)

                                       Number)

                        2775 Fir Street, Suite 3E

                        Vancouver BC, Canada, V6J3C2

                        604-731-2110

       (Address and telephone number of principal executive offices)

                       Copies of Communications to:

                       Joseph I. Emas, Attorney at Law

                       1224 Washington Avenue

                       Miami Beach, Florida 33139

                       Telephone: 305-531-1174

                       Fax: 305-531-1274

                 ------------------------------------------

                       Nevada Agency & Trust Company

                       50 West Liberty Street, Suite 880

                       Reno, Nevada, 89501

                       (775) 322-0626

      (Name, address and telephone number of agent for service)

                   ___________________________

     Approximate date of commencement of proposed sale to the public:

     As soon as practicable after the effective date of this Registration

     Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                                                       |__|____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c)

under the Securities Act, check the following box and list the Securities

Act registration statement number of the earlier effective registration

statement for the same offering.                       |__|____________

If this Form is a post-effective amendment filed pursuant to Rule 462(d)

under the Securities Act, check the following box and list the Securities

Act registration statement number of the earlier effective registration

statement for the same offering.                       |__|____________

If delivery of the prospectus is expected to be made pursuant to Rule

434, check the following box.

                                                       |__|____________

                       CALCULATION OF REGISTRATION FEE

Title of each Proposed Proposed
class of maximum maximum
securities Amount to be offering price aggregate Amount of
to be registered registered per unit (1) price (2) registration fee(2)

Common Stock 4,586,662 $0.015 $68,800 $8.34
shares

(1) Based on last sales price on November 10 , 2004 and the anticipated price selling security holders will offer and sell their shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457

(Section 230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table.  If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the

Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold May be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as May be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the

Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated April 27 , 2005

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

EMPIRICAL VENTURES INC.

(A Development Stage Company)

2775 Fir Street, Suite 3E

Vancouver BC, Canada, V6J3C2

604-731-2110

4,586,662 SHARES OF COMMON STOCK

   ----------------

This prospectus covers the 4,586,662 shares of common stock of

Empirical Ventures Inc. being offered by certain selling security holders.

We will not receive any proceeds from the sale of the shares by the selling security holders.

There is presently no public market for our shares.  The selling security holders will offer and sell the shares of common stock at $.015 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted. The information in this prospectus is accurate as of the date on the front page of this prospectus .

The purchase of the securities offered through this prospectus involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See section entitled "Risk Factors"

on pages 4 - 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES

COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON

THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE

CONTRARY IS A CRIMINAL OFFENSE.

- ----------------

The Date of this Prospectus is: April 27 , 2005.

TABLE OF CONTENTS

PART I PROSPECTUS

Dependant on one program…………………………………………………………………………………………………………………….. 7
Program Errors and Defects............................................ 7
Rapid Technology Change............................................... 8
Lack of Management Experience……………………………………………………………………………………………………………..8
Management Control.................................................... 8
Penny Stock Rules..................................................... 9

PROSPECTUS SUMMARY.................................................... 3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS............. 9
USE OF PROCEEDS....................................................... 9
SELLING SECURITY HOLDERS.............................................. 9
PLAN OF DISTRIBUTION.................................................. 15
LEGAL PROCEEDINGS..................................................... 18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.......... 18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS………………………………………………………. 29

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the "Risk Factors" section. Unless the context requires otherwise, "we," "us," "our", " and the "company" and similar terms refer to Empirical Ventures, Inc.

Empirical Ventures, Inc.

Empirical Ventures Inc. is a corporation formed under

the laws of the State of Nevada, whose principal executive offices are located at 2775 Fir Street, Suite 3E Vancouver BC, Canada our telephone number is 604-731-2110

Our Business and Business Strategy

We are a development stage company and have not begun

revenue producing activities, have produced no revenues to date and have had extremely limited operations and have relied on the sale of our securities to fund our operations to date. Our auditors have included in their report covering our financial statements for the period from incorporation to December 31 , 2004, that there is substantial doubt about our ability to continue as a going concern.

Our business plan is to further develop and commercialize a software program that provides reservation and support services to the hospitality and tourism industries via the internet. We plan to market our software as a service to Hotel and motel chains as well as civic and regional tourism bureaus in the U.S. and Canada.  We plan to further develop our software program as an easy to use, functional, responsive and integrated program that focuses on the needs of these industries. At the time of our acquisition the Darrwin program was capable of providing the technology to electronically acquire and organize the local information needed for effective promotion of tourism. With Darwin, you can: gather, scan and process data quickly for building your local inventory of information important to tourists; manage inventory and book reservations for hotels, motels, lodges and other resorts; Track, index and promote restaurants and cultural and sporting events. Use the business directory to direct travelers to local businesses; Accommodation Inventory Management; Collect and organize local hotel, motel  accommodations information in an easy to use natural language interface and process  reservation activity if required;  Local Business Directory Processing, Collect and develop a graphically oriented database of local businesses to support extended tourism community and Local Ticketing & Events Management, Set up local ticketing for distribution and control,

Our plan is to earn revenue from the sale of our software product.

We acquired the prior development and prototype software of

the of the Darrwin Software Program on May 18,2004, through our wholly owned subsidiary Empirical Ventures, Ltd. a British Columbia company, from 3493734 Manitoba an company controlled by Larry Cherrett of Winnipeg Manitoba Canada Our development plan calls for completion of a web and test site. To complete our plan we will need to hire additional staff and consultants and invest in additional computers ..

Summary Financial Information

We incurred a loss in the amount $14,103 of for the period

from incorporation to December 31 , 2004. At December 31 , 2004 our

working capital was $ 45,337 ..

Securities Being Offered        4,586,662 shares of common stock.

Securities Issued

And to be Issued                 9,686,662 shares of common stock are

                                 issued and outstanding as of the date

                                 of this prospectus.  All of the common

                                 stock to be sold under this prospectus

                                 will be sold by existing stockholders.

Use of Proceeds                  We will not receive any proceeds from

                                 the sale of the common stock by the

                                 selling stockholders.

                          RISK FACTORS

An investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. Our most significant risks and uncertainties are described below; If any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment. In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.

We need additional financing and there is no assurance it can be obtained, which will likely prevent us from ever becoming

profitable.

We currently have insufficient capital to meet our business

plan.  We cannot assure you that we will be able to raise capital or develop sufficient revenues. Currently we have no financing arrangements in place and our President Mr. Derek Ward has agreed to support a minimum budget for the next 12 months. In the absence of financing and obtaining additional capital, it is doubtful that we will be able to continue operations, which means that you will not be able to recover your investment in our shares of common stock.

Any additional financing may significantly dilute your equity interest in our stock.

We hope to raise additional financing in the future.  Even if we are able to obtain capital, any financing will likely involve a dilution of the interest of our stockholders upon the issuance of additional shares of common stock and other securities.  Given our weak economic state, the terms upon which capital May be available could well involve substantial dilution to our stockholders, which

May reduce significantly the value of your investment in our shares.

Because there is currently no market for our common stock, and no assurance that a market for our common stock will ever be quoted investors may find it extremely difficult to resell their shares and should not expect liquidity.

There is currently no market for our common stock. There is no assurance that a market for our common stock will ever be quoted

We anticipate applying for trading of our common stock on the OTC

Bulletin Board upon the effectiveness of this registration

statement of which this prospectus forms part.  We cannot assure you that our common stock will be traded on the bulletin board or,

if traded, that a market will materialize.  In the absence of a public market for our common stock, an investment in our shares would be considered illiquid.  Even if a public market is

established, it is unlikely a liquid market will develop.

Investors seeking liquidity in a security should not purchase our common stock.

Because we have limited operating history, you may find it difficult to evaluate our company.

We are a development-stage company with limited prior business operations and have had no revenues to date .. We commenced our operations on April 14, 200 4 .. We are presently engaged in development of software as a service to in the U.S. and Canada. Unless we are able to secure adequate funding, we may not be able to successfully continue development and market our products and our business will most likely fail. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects. To date, need to accomplish the following:

•

Completed organizational activities;

•

Develop and complete our business plan;

•

Obtain interim funding;

•

Engage and retain consultants for professional services and software development; and

•

Develop an Internet website;

in order to establish ourselves and our software product. Failure to obtain funding for continued development and marketing would result in us having difficulty growing our revenue or achieving profitability. You should be aware of the increased risks, uncertainties, difficulties and expenses we face as a development stage company and our business may fail and you may loose your entire investment.

Because of our financial condition and because we have not been able to complete our business plan and develop revenues, our financial statements disclose that there is substantial doubt as to our ability to continue as a going concern.

As at December 3 1 , 2004, we had $ 45,337 of working capital on hand.  For the period from incorporation April 14, 2004 through June 30, 2004 we incurred a deficit of $8,610 We expect to lose more money as we spend additional capital to continue development and market our products and services, and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Also, any economic weakness may limit our ability to continue development and ultimately market our products and services. Any of these factors could cause our stock price to decline and result in you losing a portion or all of your investment.

If we are unable to develop our web site and test site or develop a market for our software, our ability to generate revenue would be limited.

Our web site and test site are currently in the development stage. In order to commence sales, we will have to complete these developments. We will also have to complete testing of both our web site and test site prior to commencing full commercial operations in order to ensure that the sites are functioning properly and is capable of being marketed to the public.  We have not yet earned any revenues and we will not be able to earn any revenues until development of our Web and test sites are complete.  If we are unable to complete these developments, we will not be able to market our program or earn any revenues.

We rely on our President who does not devote his full business time to our business.  If our President is not available, we may not be able to implement our business plan and investors may lose their entire investment.

We have only one director and we rely principally on Mr. Derek Ward our President for his entrepreneurial skills and experience and to implement our business plan. Presently Mr. Ward does not devote full time and attention to our affairs which could result in delays in implementing our business plan.

Our success depends to a critical extent on the continued efforts of services of our Chief Executive Officer and President, Mr. Ward.   Were we to lose Mr. Ward, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we can find satisfactory replacements for this key executive officer at all, or on terms that are not unduly expensive or burdensome to our company.  We do not currently carry a key-man life insurance policy on Mr. Ward, which would assist us in recouping our costs in the event of the loss of this officer.

Moreover, we do not have an employment agreement with our director and officer including Mr. Ward. Accordingly, if Mr. Ward does not continue to manage our affairs, or devote sufficient amounts of his business time to enable us to implement our business plan, our business would likely fail and you may lose your entire investment.

We may not be able to generate revenue as we are currently dependent on a single software program.

We rely on Darrwin software program to develop revenues for our company. We do not have an alternate software program or alternatives businesses to generate revenue if the Darrwin software program is inoperable or if the prospective market for the Darrwin software program does not develop, resulting in our company not having the ability to provide our products and generate revenue.

If our program contains programming errors or defects, it would adversely affect our reputation and cause us to loose customers.

The development of our software program requires that we undertake system integration and computer programming.  There is a risk that the system integration and software programming that we complete as part of the development process will contain errors and defects including errors and defects in the system's security subsystem that we will not be able to discover until we commence operations.  Our software program may develop system errors or defects or security failures that cause harm to our users data. Problems experienced by users and loss of users data and business processes will adversely impact our reputation and ability to earn revenues, to retain existing customers or to develop new customers.

                                           7

If we are not able to adapt to rapid technology change and develop new products, we may not be able to attract or retain customers and we will be unable to stay in business.

We will be required to update and refine our software program, web and test sites once we complete development in order to address technological change. The market for software programs such as ours is characterized by rapid technological changes, frequent new product introductions and changes in consumer requirements.  We may be unable to respond quickly or effectively to these developments, as we may not have sufficient resources or money required to develop or acquire new technologies or to introduce new services capable of addressing these developments.  If we are unable to update and refine our technology and services once development is complete in response to technological change, then we may not be able to attract or retain customers and we will not be able to stay in business.

Because our sole director and officer lack s experience in operating this type of business, our business may fail.

Due to the fact that our officer and director lack s experience in operating this type of business and has no formal accounting experience or a background in finance , there is a risk that decisions and choices of management may not take into account standard technical or managerial approaches software companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm and our business would fail.

Because Derek Ward, our President controls approximately 51.62% of our outstanding common stock, he will control and make corporate decisions and investors will have limited ability to affect corporate decisions.

Mr. Derek Ward and own and control approximately 51.62% of the outstanding shares of our common stock.  Accordingly, he will have almost complete influence in determining the outcome of all corporate transactions and business decisions.  The interests of Mr. Ward and may differ from the interests of the other stockholders, and since they have the ability to control most decisions through his control of our common stock, our investors will have limited ability to affect decisions made by management.

We are subject to the certain anti-takeover provisions under Nevada law, which could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

As a Nevada corporation, we are subject to certain provisions of the Nevada General Corporation Law that anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our Board of Directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

                                         8

Because we are subject to the "penny stock" rules, the tradeability of our common stock will be limited which may make it more

difficult for investors to sell their shares.

We are subject to "penny stock" regulations and even if a market for our common stock ever develops, unless the trading price of our common stock is  $5.00 per share or more, then trading in our common stock would be subject to the requirements of Rule 15g-9 under the Securities Exchange Act.  Under this rule, additional sales practice requirements are imposed on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.  Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock.  The market price of our shares would likely suffer as a result.  A market in our common stock may never develop due to these factors.

Risks associated with forward-looking statements.

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance.  The forward-looking statements and associated risks set forth in this prospectus include or relate to:

Our ability to obtain a meaningful degree of consumer acceptance for software programs now and in the future,

Our ability to market our software programs at competitive prices now and in the future,

Our ability to maintain brand-name recognition for our software programs now and in the future,

Our ability to maintain an effective distributors network, Our success in forecasting demand for our software programs now and in the future,

Our ability to maintain pricing and thereby maintain adequate profit margins, and

Our ability to obtain and retain sufficient capital for future operations.

                                           9

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.

                       SELLING SECURITY HOLDERS

The selling stockholders named in this prospectus are offering all of the  shares of common stock offered through this

prospectus. The shares include the following:

shares of our common stock that the selling

stockholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on June 30, 2004 and subsequently on July 23 ,2004 and November 10, 2004.

Unless otherwise stated below, to our knowledge no selling security holder nor any of affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or re-capitalizations. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

     The following table provides information regarding the

     beneficial ownership of our common stock held by each of the selling stockholders, including:

     1.  the number of shares owned by each prior to this

         offering;

     2.  the total number of shares that are to be offered

         for each;

     3.  the total number of shares that will be owned  by

         each upon completion of the offering;

     4.  the percentage owned by each; and

     5.  the identity of the beneficial holder of any entity

         that owns the shares.

                                         10

Total Total Total shares
Shares shares to to be owned Percent
owned be offered upon owned upon
prior for selling completion completion
Selling to this security of this of this
security holder offering holders offering offering
account

- -------------------------------------------------------------------------

Mike Bacchus         66,667     66,667          Nil           Nil

88 Nottingham Harbour

Sherwood Park

Alberta, Canada

Enzo Bruno           93,333     93,333          Nil           Nil

9112- 164 Avenue

Edmonton Alberta

Canada

Adrian Caccia        33,333     33,333          Nil           Nil

10922-126 Street

Edmonton, Alberta

Canada

David Couch         100,000      100,000        Nil           Nil

1218 Potter Greens

Drive, Edmonton

Alberta, Canada

Cindy Couch         100,000      100,000         Nil          Nil

1218 Potter Greens

Drive, Edmonton

Alberta, Canada

Jennifer Couch      100,000      100,000         Nil          Nil

25 Halden Crescent

Spruce Grove

Alberta, Canada

Jeff Couch          100,000      100,000         Nil          Nil

25 Halden Crescent

Spruce Grove

Alberta, Canada

Theodore Degner     200,000      200,000         Nil          Nil

9219 Strathearn

Drive

Edmonton Alberta

Canada

Terry Degner          200,000    200,000         Nil          Nil

11 Hutchinson Place

St. Albert

Alberta Canada

                                       11

Lawrence Divorski 66,666 66,666 Nil Nil
33 Summerton Landing
Sherwood Park
Alberta Canada

Marion Ellis 666,666 666,666 Nil Nil
PO Box 1026
St. Paul Alberta
Canada

Lora Garneau 200,000 200,000 Nil Nil
9726-95 Street
Edmonton Alberta
Canada

Barry GreenField 66,667 66,667 Nil Nil
6588 Barnard Drive,
Suite 50
Richmond BC
Canada

Tim Haas 66,667 66,667 Nil Nil
13125-110 Avenue
Edmonton Alberta
Canada

Janis James 133,333 133,333 Nil Nil
2407-49 Street
Edmonton Alberta
Canada

Gerald Johnson 600,000 600,000 Nil Nil
1875-104 Street
Edmonton Alberta
Canada

Patrick Kennedy 133,334 133,334 Nil Nil
3500 Gilmore Street
Burnaby BC
Canada

David King 33,333 33,333 Nil Nil
45 Cimmaron Way
Sherwood Park
Alberta, Canada

                                         12

TABLE IS CONTINUED FROM PAGE 12

Connie McDougall 66,667 66,667 Nil Nil
15811-69 Street
Edmonton Alberta
Canada

Lisa Melville 100,000 100,000 Nil Nil
3 Landsdowne
Close,
Spruce Grove
Alberta, Canada

Bruce Melville 166,666 166,666 Nil Nil
3 Landsdowne
Close,
Spruce Grove
Alberta, Canada

Sherilynn Perez 200,000 200,000 Nil Nil
Parada
9642-95th Street
Edmonton Alberta
Canada

Amanda Pilgaard 133,334 133,334 Nil Nil
3500 Gilmore Street
Burnaby BC
Canada

Michael Poirier 33,333 33,333 Nil Nil
3408-136 Avenue
Edmonton Alberta
Canada

Ana Riveros 33,333 33,333 Nil Nil
7308-140 Ave.
Edmonton, Alberta
Canada

Brendan Sherwin 13,333 13,333 Nil Nil
627 Wotherspoon Close
Edmonton Alberta
Canada

                                         13

TABLE IS CONTINUED FROM PAGE 13

Donald Smith 200,000 200,000 Nil Nil
2323 24 Avenue
Calgary Alberta
Canada

Denis St. Andre 133,333 133,333 Nil Nil
26229 Meadowview
Drive, RR1
Station Main
St. Albert
Alberta, Canada

Robert Talarica 33,334 33,334 Nil Nil
11206-93 Street
Edmonton Alberta
Canada

Marcella Ward 66,666 66,666 Nil Nil
51 Heritage Drive
St. Albert
Alberta, Canada

Gordon Ward 33,333 33,333 Nil Nil
8956 156 St.
Suite 111
Edmonton Alberta
Canada

Patricia Ward 33,333 33,333 Nil Nil
8956 156 St.
Suite 111
Edmonton Alberta
Canada

Janel Winslow 13,333 13,333 Nil Nil
627 Wotherspoon Close
Edmonton Alberta
Canada

Melanie Whittingham 33,333 33,333 Nil Nil
16119-110 Avenue
Edmonton Alberta
Canada

                                        14

TABLE IS CONTINUED FROM PAGE 14

Terry Whittinghan 33,333 33,333 Nil Nil
16119-110 Avenue
Edmonton Alberta
Canada

Jeffrey Wright 33,333 33,333 Nil Nil
7 Stoneshire Close
Spruce Grove
Alberta Canada

Dennis Zubot 133,333 133,333 Nil Nil
18927-46 Avenue
Edmonton Alberta
Canada

Jacqueline Zubot 133,333 133,333 Nil Nil
18927-46 Avenue
Edmonton Alberta
Canada

Family Relationships

Marcella Ward is the wife of Derek Ward the president of the company.

The numbers in this table assume:

that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

The percentages are based on 4,586,662 shares of common stock outstanding on the date hereof.

PLAN OF DISTRIBUTION

Our share price was determined by the speculative nature of the company.

The selling shareholders will offer and sell their shares at $0.015 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The initial offering is based on recent sales at $0.015 per share in May, June, July and November of 2004. Our common stock is presently not traded on any market or securities exchange and there is no assurance that the company’s shares will ever be quoted on any market or exchange.

                                        15

The selling shareholders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.  The shares will not be sold in an underwritten public offering. The selling security holders may sell the securities in one or more of the following methods:

- on the "pink sheets" or in the over-the-counter market or on such exchanges on which our shares may be listed from time-to-time;

- in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for  value by any selling security holder to its partners or members, subject to rules relating to sales by affiliates; or

- through the issuance of securities by issuers other than

us, convertible into, exchangeable for, or payable in our shares.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Although not expected, if the selling stockholders enter into an agreement after effectiveness, to sell their shares to a broker-

dealer as principal and the broker-dealer is acting as an

underwriter, then Empirical Ventures Inc. will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing the required information on the plan of distribution and revising the disclosure in the prospectus.  In addition, upon engaging a broker-dealer we will also file such agreement and all other documents required with the Corporate Finance Department of the NASD. Additionally, we would also file as an exhibit to the registration statement any agreements between the company and the broker-dealer.

In making sales, brokers or dealers used by the selling

security holders may arrange for other brokers or dealers to participate.  The selling security holders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

                                       16

At the time a particular offer of the securities is made by or on behalf of a selling security holder, to the extent required, a prospectus is to be delivered.  The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling security holder,

and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

In the event that shares of selling security holders listed in this prospectus are transferred to other persons and parties by way of gift, devise, pledge or other testamentary transfer, we will file a prospectus supplement to identify the new selling security holders.

We have told the selling security holders that the anti-

manipulative rules under the Securities Exchange Act of 1934,

including Regulation M, may apply to their sales in the market.

With certain exceptions, Regulation M precludes any selling

security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with an at the market offering such as this offering.  We have provided each of the selling security holders with a copy of these rules.  We have also told the selling security holders of the need for delivery of copies of this

prospectus in connection with any sale of securities that are registered by this prospectus.  All of the foregoing may affect the marketability of our common stock.

We are bearing all costs relating to the registration of the common stock and will pay these costs from cash in priority to our operating expenses.  The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

This offering will terminate on the date that all shares offered by this Prospectus have been sold by the selling shareholders.

Penny Stock Rules

We are subject to "penny stock" regulations under Rule 15g-9 under the Securities Exchange Act.  If a market for our common stock ever develops, we will remain subject to this rules unless the trading price of our common stock is not less than $5.00 per share. The penny stock rules require a broker-dealer, prior to transaction in a penny stock not otherwise exempt from the rules,

to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market.

                                         17

The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and,

if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition,

broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings that, if decided adversely to us, would have a material adverse effect upon our business, results of operations or financial condition and are not aware of any threatened or contemplated proceeding by any governmental authority against our company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, positions and the

ages of our directors and executive officers.  Directors are elected at our annual meeting of stockholders and serve for a one year term or until removed from office in accordance with our bylaws or their successors are elected and qualify.  Officers are appointed by the board of directors and their terms of office are,

except to the extent governed by employment contract, at the direction of the board of directors.  Directors do not currently receive any compensation for their services in acting as directors.

and there are no employment contracts with the directors and at this time.

                                                            Director

Name                  Age      Position                      Since

- --------------------------------------------------------------------

Derek Ward 38 Chief Executive Officer, 2004
President, Secretary,
Treasurer, Director
and Principal Accounting Officer

Biographical Information

Derek Ward, Has Acted as our President, Secretary, Treasurer and a Director

since the Company’s inception (April 14, 2004). From 1997 to present Mr. Ward has been employed as a sales manager for Can-Cell industries. Can-Cell Industries is a manufacturer, importer, and distributor, specializing in building materials and builders hardware products.

Mr. Wards duties include: training employees, development of marketing plans and the setup and implementation of sales seminars. Also, Mr. Ward manages the development of new clients for all 10 branches of Can-cell though out Western Canada.

                                          18

Mr Ward do es not devote his full time and attention to our affairs.

It is estimate d that Mr. Ward devotes approximately 25% of his time or 10 hours per week  based on a forty hour work week to our business. This amount of time will likely increase as development moves forward.

Family Relationships

There are no family relationships between our director or executive officers There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned as of the date of this

prospectus, by:

       (i) each  stockholder known by us to be  the  beneficial

           owner of five (5%) percent or more of our outstanding

           common stock;

       (ii)each of the our executive officer and director;

       (iii) all executive officer and director as a group.

As at the date hereof, there were shares of our common stock issued and outstanding.

                                       19

Name and Address Amount and Nature of Percent
Beneficial Owner Beneficial Owner of Class

Derek Ward 5,000,000 51.62%
Executive
Officer and Director

Marion Ellis 666,666 6.82%
PO Box 1026
St. Paul Alberta
Canada

Gerald Johnson 600,000 6.19%
1875-104 Street
Edmonton Alberta
Canada

as a group
( 3 people ) 6 , 266 , 666 64.69%

(1) Unless otherwise indicated the address of each of the listed beneficial owners identified is 2775 Fir Street Suite 3E Vancouver BC,

Canada V6J 3C2

(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

Under securities law, a person is considered a "beneficial owner" of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days.

Change of Control

There are currently no arrangements known to us, which will or in the future could, result in a change of control.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock is a summary of the material terms and is subject to and qualified in its entirety by our articles of incorporation, our bylaws and Nevada Law.  Our authorized capital stock consists of 60,000,000 shares consisting of two classes of stock as follows:

                                          20

Common Stock

Our articles of incorporation authorize the issuance of

50,000,000 shares of common stock, par value $0.001.  Each holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote.

Cumulative voting for the election of directors is not permitted by the articles of incorporation.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds and, in the event of liquidation, dissolution or winding up of the our affairs.  In the event that any of the aforementioned situations occur holders are entitled to receive, ratably, our net assets available to

stockholders after distribution is made to the preferred

stockholders, if any, who are given preferred rights upon

liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of our common stock are issued, the relative interests of then existing stockholders may be diluted.

As of the date of this prospectus, there were 9,686,662 shares of our common stock issued and outstanding, held by forty

(40) stockholders of record.

Preferred Stock

Our articles of incorporation authorize the issuance of

10,000,000 shares of preferred stock, par value $0.001.  Our board of directors is authorized to issue the preferred stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any,

for each series, and to allow for the conversion of preferred stock into common stock.  No preferred stock has been issued to date.

INTERESTS OF NAMED EXPERTS AND COUNSEL

 No expert or counsel named in this prospectus as having

prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis,

or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee,

director, officer, or employee.

Joseph I. Emas, our independent legal counsel, has

provided an opinion on the legality of the issuance of the

securities being offered herein.

                                            21

The financial statements for the year ended June 30, 2004

included in this prospectus and registration statement have been audited by Amisano Hanson, Chartered Accountants, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

                                        22

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747, provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated under the laws of the State of Nevada on

April 14, 2004, and are in the early developmental stage.

Effective May 18, 2004, we entered into an agreement to acquire the prior development, existing designs and pilot implementation of a

Software program known as Darrwin from 3493734 Manitoba, Ltd. In consideration for a purchase price of $5,000.00 and 100,000 common shares of the company’s stock, $245,000 in further development expenditures and a royalty on our net revenues. Royalties are determined at the rate of 2% of net revenues until the amount paid or payable aggregates up to $250,000 and thereafter, at the rate of 1%.

Management believes that this royalty rate is favorable in relationship to the software licensing fees normally paid in transactions of this sort.

We have not been involved in any bankruptcy, receivership or similar proceeding, nor have we been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

DESCRIPTION OF BUSINESS

Business of Issuer

Our plan is to provide as our principal product, the “Darrwin” software Program and to commercialize this software program that provides the ability to make and secure reservations for hotels and various other services via the internet.  We plan to market our software in the U.S. and Canada.  We plan to further develop our software program as an easy to use, functional, responsive and integrated program that focuses on the needs of the tourism and hospitality industries, for which we would sell our program to them. We are currently in the development stage and are just engaging in business operations and have not begun revenue producing activities. Our current objective is to complete further development of our product including the establishment of a viable commercial Product and to market it

Current and Planned Development

On May 18, 2004, we entered into an agreement to acquire

the prior development, designs and pilot implementation of a

Software Program, known as Darrwin from 34937343 Manitoba Ltd.,

who developed the original design and implementation methodology for the software program.

At the time of our acquisition the program was operational and capable of providing the technology to electronically acquire and organize the local information needed for effective promotion of tourism. With Darwin, you can: gather, scan and process data quickly for building your local inventory of information important to tourists; manage inventory and book reservations for hotels, motels, lodges and other resorts; Track, index and promote restaurants and cultural and sporting events. Use the business directory to direct travelers to local businesses; Accommodation Inventory Management; Collect and organize local hotel, motel  accommodations information in an easy to use natural language interface and process  reservation activity if required;  Local Business Directory Processing, Collect and develop a graphically oriented database of local businesses to support extended tourism Community and Local Ticketing & Events Management, set up local ticketing for distribution and control,

We acquired the software program designs, methods and know-how for the software program. We did not acquire any hardware and only acquired the existing software code for the existing program as well as any software code or scripts developed, so that further development and upgrades to the program can be done in a more efficient manner. Under the terms of our agreement, we paid 3493734 Manitoba Ld. $5,000.00 and 100,000 common shares of the company’s stock.

Since our acquisition in May 2004, management’s focus has been mainly on the Preliminary design and development of our web site and researching possible locations for our test site. We have mainly focused our limited resources on implementing preliminary design of our web site.

Our activities have been principally conducted by our management and are currently ongoing.

Our business plan can be summarized in two principal

categories as outlined below.  We estimate the development period required to complete further development and upgrades for our software program would be six months to two years at an estimated cost of $245,000.  At present we do not have sufficient funds to engage additional employees or contractors and to proceed with our development plan.

Continuation of development and ultimately the marketing of our proposed product is conditional upon our obtaining additional funding.  While we are able to proceed with continued

development and upgrades of our software program on a limited basis without additional funding, we will need additional funding in order to fully complete the further development and upgrades of the Darrwin software program.

1.  Development of Web Site and Test Site

To assist in marketing of our product, our plan includes the development of a web site and web-based test site of our

for our software program.  Our web site will incorporate information about ourselves and our product. The test site will allow potential customers the ability to tryout the features and usability of our software prior to purchasing.

We have not commenced development of these components.  We

plan to outsource the development of the web site to a firm with expertise in designing web sites and have identified companies that have the capability to complete this development.  We have identified the environment and method for developing the software test, and have identified companies or individuals that have the ability to complete such a software test site.

2.  Marketing of the Darrwin software program

Our objective will be to commence marketing upon completion of development of the website and test site. Our marketing strategy is proposed to be directed toward the located in the U.S. or Canada.

We plan to outsource the development of our marketing,

including the development of logos, art and design work for our brochures and web site.  We also expect to outsource our marketing functions for the launch of our software program and ongoing marketing functions for the foreseeable future.  We believe an independent marketing team, paid under a fair commission program with channels for reporting customer contacts will provide the best value and allow our management to concentrate on the further development of our product and managing the Company. To date we have not identified a marketing firm to market our product.

                                       25

Intellectual Property

We currently plan to market our product as the “Empirical Ventures, Darrwin”. although we have not yet applied for such a registered trademark and there is no assurances that such mark would be available that we would be granted such mark.  We have obtained the right to use the Internet domain name, www.darrwin-travel.com We do not have and cannot acquire any property rights in an Internet address.

To protect our rights to intellectual property, we will rely on a combination of trademark, copyright law, trade secret

protection, and confidentially agreements.

Competition

We will potentially compete with numerous providers of online or Internet accessible business applications and services companies, many of which have far greater financial and other resources than we do.

Many of these companies have established histories and

relationships in providing online applications or systems that enable them to attract talent, marketing support, the interest of decision makers and financing.  Moreover, proven track records are of paramount consideration in selecting vendors.

We plan to compete through the further development of our integrated,

and easy to use software .  We also plan to aggressively market the software program through successful marketers as well as through our own web site.

While our management has significant business experience,

we, as a company, have no proven track record in the online

services industry.  We can provide no assurance that we will be able to successfully market a commercially viable product or compete in this industry.

Government Regulations

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services.  Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those

companies conducting business over the Internet.  The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

Currently, governmental regulations have not materially

restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is

uncertain and may change. New and existing laws may cover issues that include:

                                       26

* Sales and other taxes;
* User privacy;
* Pricing controls;
* Characteristics and quality of products and services;
* Consumer protection;
* Cross-border commerce;
* Libel and defamation;
* Copyright, trademark and patent infringement; and
* Other claims based on the nature and content of Internet
materials.

These new laws may impact our ability to develop and market

our Darrwin software system in accordance with our business plan.

We may have to qualify to do business in other jurisdictions.

If we commence our Darrwin software business, we anticipate that our sales and our customers will be in multiple states and provinces and potentially foreign countries.  As our customers may be resident in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country.  Failure to qualify as a foreign company in a jurisdiction where required, could subject us to fines, penalties or other prosecutions.

Research and Development Expenditures

We have not expended any money on research and development as yet.

We have however spent $5,000.00 on the acquisition of prior development costs and plan to expend in the next 24 month period the sum of $245,000 on expenses associated with the further development and continuing upgrades of our software program. We expect to raise additional funding through additional equity funding.

 Providing we can raise additional funding w e expect to continue to develop our software program and expect to devote a significant proportion of our revenues and capital funds to developing enhancements to our software program and maintaining our competitive positioning.

 Environmental Regulations

We are not aware of any environmental laws that will be

applicable to the operation of our business.

Employees

We currently have no full-time employees, one part-time

employee.  Mr. Derek Ward, our President and Chief Executive Officer

is a part-time employee.  As prospects and circumstances warrant, we will engage additional full-time and part-time employees, as well as consultants, to perform required services.

                                         27

PLAN OF OPERATION

Current Operation Development

In furtherance of our business model:

On May 18, 2004, we acquired the, prior development and

pilot implementation of the Darrwin software program from

3493734 Manitoba Ltd. Corporation, a company controlled by Larry Cherrett.

Of Winnipeg Manitoba, Canada.  Since our acquisition of, prior development, pilot and designs, we have continued to progress our development plan focusing on web design and finding a suitable location to implement a test site. Based on the current usability of the Darrwin software program has confirmed development issues and the opportunity for improving our proposed product.   We are planning upgrading our pilot software to incorporate new designs and to fully compatible with the Windows XP platform. Our objective with this upgrade are  to provide better segregation and stability of our customers' data to ensure privacy of our users activities; and to improve administration of user identities and system  permissions.  We will test the upgraded pilot to confirm it meets these objectives.

Our plan of operations for the twelve months following the

date of this registration statement is to complete the following objectives within the time period specified, subject to our

obtaining funding for the further development and marketing of our software program.

To accomplish our objectives, we will need to undertake

significant development work and will accordingly need to hire additional employees, contractors and further, engage consultants to enable us to undertake marketing.  Our plan is to hire such employees and consultants directly. In addition, we plan to

employ or engage directly until such hiring or engagements are completed and staff training is completed.  Progress in development and the hiring of additional staff is conditional upon our

obtaining financing.

     The projected time to complete each of the elements of our plan of operations and its anticipated cost are discussed

     below:

1. Registering Trademark

  We are currently in the process of commencing the trade marking process

  In both Canada and the United States. We estimate this to cost approximately $3000.00 and should take approximately 30 to 60 Days.

2. Upgrade of Software

We have not commenced the process of upgrading the existing software code

As we will need additional financing to complete this upgrade.

We estimate the cost of this upgrade to be $50,000.

                                        28

3.  Complete Development of Web and Test Sites

We have commenced development of our web site and web-based

Test site. Provided funds are available, we anticipate

that this component could be completed in a period of less than 90 days. . We estimate this cost to at approximately $7000.00

4.  Marketing

We plan to undertake the development of a logo and other art and to develop a look and feel for our brochures and web site and which we will incorporate into an advertising and marketing

campaign once the development of our test and web

sites are approaching completion. We anticipate that the marketing materials and campaign would be designed by an outside marketing consulting firm. To date we have not identified such a firm.

Employees and Consultants

We currently have no full-time employees, one part-time

employee, Mr. Derek Ward, our President and Chief Executive

Officer.  Our full-time and part-time employee s and consulting positions arenot expected to exceed 4 persons in the near future, including

, a senior programmer/developer and a website designer/developer We will contract with other consultants for specialized development to the extent required . We estimate these costs to be $60 to $70 dollars per hour for programming and web design with consultants for specialized development costing an estimated $100 to $150 per hour.

MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

We have not begun revenue-producing activities. and have produced no revenues to date and have had extremely limited operations and have relied on the sale of our securities to fund our operations to date. We estimate spending in the next 12 Months $1 5 ,000 on legal fees, $ 5 ,000 on Blue Sky fees, $6,000 on Accounting and $1,000 on transfer agent fees.

Currently, we are not a party to any binding agreements that will generate revenues. Due to our lack of revenue-production to date, and our lack of contractual commitments to generate revenue, there is no basis at this time for investors to make an informed determination as to the prospects for our future success.  For similar reasons,

our auditors have included in their report covering our financial statements for the period from incorporation to December 31 , 2004,

that there is substantial doubt about our ability to continue as a going concern.

For the period from incorporation April 14, 2004 through

December 31 , 2004 we incurred a deficit of $14,103. Through December 31 , 2004, we funded our operations through the sale of our equity securities.

In May and June 2004, we completed the sale of 3,819,992 shares of common stock for proceeds to us of $57,300.

 Additionally, we completed the sale of 766,670 share s subsequent to June 30, 2004, the total proceeds received from this sale was $11,500. Additionally, we sold 200,000 shares in November of 2004 to one individual the proceeds received from this sale was $3,000. The sale of these shares was effected off-shore, pursuant to SEC rules, regulations and interpretations, including Regulation S.

The funds available to us currently are insufficient to carry out our plan of operations and complete our further development of our software program and our web and test sites and, as we will be unable to generate revenues until such time as the development of our sites is completed, we will require additional financing in order to pursue our plan of operations and our business plan.

As at December 31 , 2004 we had current assets net of non-related amounts payable of $ 45,337 ..00 which are sufficient to pay the remaining costs of the offering estimated of $27,008, leaving us with working capital of $ 18,329 to cover the costs of our web and test sites and general working capital.

Our financial plan requires us to seek additional capital in the private and/or public equity markets.  This additional capital may be provided by the sale of equity or debt securities, or through the issuance of debt instruments.  If we receive additional funds through the issuance of equity securities, however, our existing stockholders may experience significant dilution.

If we issue new securities, they may contain certain rights, preferences or privileges that are senior to those of our common stock.

Moreover, we may not be successful in obtaining additional

financing when needed or on terms favorable to our stockholders.

As we have no commitments from any third parties to provide additional equity or debt funding, we cannot provide any assurance that we will be successful in attaining such additional funding.

Our current operations are budgeted at approximately $1,500.00 per month or a total of $18,000.00 over the next twelve month period.

However, costs and expenses may vary significantly as development progresses. In the absence of third-party funding, Where we determine that the available funding is insufficient to maintain our current operations, we will reduce our expenditures accordingly.

We expect our management, affiliates and current stockholders would support this minimum budget over the next twelve month period.  Although management has indicated a willingness to provide additional financing for such limited operations, we have no written

commitments for funding and accordingly we can provide no assurances that additional funding, as required, will be available to us or be available to us upon acceptable terms.

                                         30

If we receive no additional funding, we will eventually have to cease operations. It is our objective to carry out our plan and successfully market our product. Based on our above mentioned budget, we will be able to operate our business, which will allow us to seek proper funding. If we are unable to obtain additional funding to conduct our development program, it is not our plan to seek other business opportunities including acquiring or merging with a private company unless such an acquisition or merger was with a strategic business partner or business that strengthened and furthered our business plan as outlined in this registration statement.

We anticipate incurring continuing operating losses for the

foreseeable future.  We base this expectation, in part, on the fact that we will incur substantial operating expenses in completing our future development program and anticipate any revenues earned

Will assist in offsetting the costs of this future development, but it is not likely cover these costs. Our future financial results are also uncertain due to a number of factors, some of which are outside our control.  These factors include, but are not limited to:

(a) our ability to develop a commercially marketable software program with the features and functionality sought by our potential customers;

(b) our ability to successfully market our software program

    to potential customers;

(c) our ability to for use of our software program that will enable us to generate revenues that exceed our operating costs; and

(d) the introduction and availability of competing services.

     As a result of the material uncertainties discussed above

     regarding our financial position and our ability to carry out our business plan and market our proposed product, persons who cannot afford a complete loss of their investment should not purchase our securities.

     We believe the above discussion contains a number of

     forward-looking statements.  Our actual results and our actual plan of operations May differ materially from what is stated

     above.  Factors which May cause our actual results or our

     actual plan of operations to vary include, among other things,

     decisions of our board of directors not to pursue a specific course of action based on its reassessment of the facts or new facts, changes in the application hosting business or general economic conditions and those other factors identified in this prospectus.

DESCRIPTION OF PROPERTY

We do not own or lease any real property.  Our principal

executive offices are controlled by Mr. Derek Ward, our President and a director.

                                        31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, there have been no material

transactions, series of similar transactions, currently proposed transactions, or series of similar transactions, to which we are or will be a party, in which any of our directors or executive officers,

any security holder who is known by us to own of record or beneficially more than five percent of our common stock, any promoter, or any member of the immediate family of any of the foregoing persons, had a material interest.

Mr. Derek Ward May be considered a promoter within the

meaning of the federal securities Laws. At this time we have not formulated any corporate policies for entering into transactions with affiliated parties.

Members of our management team are not employed by us on a

full-time basis.  They are involved in other business activities and may, in the future become involved in other businesses.  If a specific business opportunity becomes available, such persons May face a conflict in selecting between our business and their other business interests.

We do not have and do not intend in the future to formulate

a policy for the resolution of such conflicts.  We currently have no agreements with members of our management team.

We have not determined when an employment agreement would be entered into with Derek Ward, our President however we have

determined to review entering into an agreement after a public market for our common shares develops.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the OTC

Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or,

if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had (40) registered stockholders.

Rule 144 Shares

A total of 5,000,000 shares of our common stock will be

available for resale to the public after May 7 , 2005

in accordance with the volume and trading limitations of

Rule 144 of the Act. In general, under Rule 144 as

currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

                                          32

1.  1% of the number of shares of our common stock then

outstanding which, in our case, will equal approximately 146,500 shares as of the date of this prospectus; or

2.  the average weekly trading volume of our common stock

during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale

provisions and notice requirements and to the availability of current public information about us.

Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our

affiliates hold 5,000,000 shares that may be sold pursuant to Rule

144 after May 7, 2005.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling

stockholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.

We have not declared any dividends, and we do not plan to

declare any dividends in the foreseeable future.

                                          33

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information relating to all

compensation awarded to, earned by or paid by us during each of the preceding three fiscal years to: (a) all individuals serving as our

Chief Executive Officer in the fiscal year ended June 30, 2004;

and (b) each of our executive officers who earned more than

$100,000 during the fiscal year ended June 30, 2004:

Other Securities
Annual Underlying All
Name and Fiscal Compen- Options/ LTIP Other
Principal Position Year Salary Bonus sation SARs (#) Payouts Compensation

Derek Ward 2004 - - - - - -
President, CEO
Secretary
Treasurer

Option Grants in Last Fiscal Year

We did not grant any stock options to the executive officers during our most recent fiscal year ended .  We have

also not granted any stock options to our executive officer.

Compensation of Directors

There are no standard arrangements pursuant to which directors are compensated for any services provided as director.  No

additional amounts are payable to directors for committee

participation or special assignments performed for and on our behalf.

Employment Contracts and Termination of Employment

and Change-in-Control Arrangements

There are no employment contracts, compensatory plans or

arrangements, including payments to be received from us, with respect to any of our directors or executive officers which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with us, any change in control of us, or a change in the person's responsibilities following such a change in control.

                                         34

AVAILABLE INFORMATION

Availability of Additional Information

We have filed a registration statement on form SB-2 under the

Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that

registration statement and does not contain all of the information contained in the registration statement and exhibits.  Statements contained in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents and are not necessarily complete.  In each instance, we refer you to the copy of the contracts or other documents filed as exhibits to this registration statement, and the statements we have made in this prospectus are qualified in their entirety by reference to the referenced contracts, agreements or documents.

The registration statement, including all exhibits, May be

inspected without charge at the SEC's Public Reference Room at 450

Fifth Street, N.W. Washington, D.C. 20549.  Copies of these

materials May also be obtained from the SEC's Public Reference at

450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees.  You May obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-

SEC-0330.

The registration statement, including all exhibits, has been filed with the SEC through the Electronic Data Gathering, Analysis

and Retrieval system.   Following the effective date of the

registration statement, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file annual, quarterly and special reports, and other information with the SEC.

We also intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law.

This registration statement and other filings made by us with the

SEC through its Electronic Data Gathering, Analysis and Retrieval Systems are publicly available through the SEC's site on the World Wide Web located at http//www.sec.gov.

REPORTS TO SECURITY HOLDERS

We will voluntarily send a report annually to stockholders

including our annual audited financial statements.

                                         35

FINANCIAL STATEMENTS                                   Page

Annual Audited Financial Statements
Independent Auditors' Report F-2
Financial Statements
Balance Sheet F-3
Statement of Operations F-4
Statement of Cash Flows F-5
Statement of Stockholders' Deficiency F-6
Notes to the Financial Statements F-7 - F-1

A PARTNERSHIP OF INCORPORATED PROFESSIONALS	Amisano Hanson
Chartered Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,

Empirical Ventures, Inc.

We have audited the accompanying consolidated balance sheet of Empirical Ventures, Inc. (A Development Stage Company) and subsidiary as of June 30, 2004 and the related consolidated statement of operations, stockholders' equity and cash flows for the period April 14, 2004 (Date of Incorporation) to June 30, 2004.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of Empirical Ventures, Inc. and subsidiary as of June 30, 2004 and the results of their operations and their cash flows for the period April 14, 2004 (Date of Incorporation) to June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company is in the Development stage and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	/S/AMISANO HANSON
September 22, 2004, except for Note 8 ii), which	Chartered Accountants
is as of November 12, 2004

                                                                                          F2

SEE ACCOMPANYING NOTES

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

June 30, 2004

(Stated in US Dollars)

ASSETS	2004
Current
Cash	$ 62,225

Technology rights – Note 3	6,500

$ 68,725

LIABILITIES
Current
Accounts payable and accrued liabilities	$ 13,535

STOCKHOLDERS’ EQUITY
Preferred stock
10,000,000 shares authorized, $0.001 par value none issued
Common stock
50,000,000 shares authorized, $0.001 par value 8,919,992 issued and outstanding	8,920
Additional paid-in capital	54,880
Deficit accumulated during the development stage	(8,610)

55,190

$ 68,725

Nature and Continuance of Operations – Note 1

Commitment – Note 3

Subsequent Events – Note 8

SEE ACCOMPANYING NOTES

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS

for the period April 14, 2004 (Date of Incorporation) to June 30, 2004

(Stated in US Dollars)

April 14, 2004
(Date of Incor-
poration) to
June 30,
2004
Expenses
Audit fees	$ 2,000
Consulting fees	5,750
Legal fees	785
Office and miscellaneous	75

Net loss for the period	(8,610)

Basic and diluted loss per share	$ (0.00)

Weighted average number of shares outstanding	3,695,128

SEE ACCOMPANYING NOTES

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

for the period April 14, 2004 (Date of Incorporation) to June 30, 2004

(Stated in US Dollars)

April 14, 2004
(Date of Incor-
poration) to
June 30,
2004
Operating Activities
Net for the period	$ (8,610)
Change in non-cash working capital balance related to operations
Accounts payable and accrued liabilities	13,535

4,925

Investing Activity
Acquisition of technology	(5,000)

Financing Activity
Issuance of common stock	62,300

Increase in cash during the period	62,225

Cash, beginning of the period	-

Cash, end of the period	$ 62,225

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$ -

Income taxes	$ -

Non-cash Transaction – Note 7

SEE ACCOMPANYING NOTES

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

for the period April 14, 2004 (Date of Incorporation) to June 30, 2004

(Stated in US Dollars)

				Deficit
				Accumulated
			Additional	During the
	Common Shares		Paid-in	Development
	Number	Par Value	Capital	Stage	Total

Balance, April 14, 2004 (Date of Incorporation)	-	$ -	$ -	$ -	$ -

Capital stock subscribed for cash:
– at $0.001	5,000,000	5,000	-	-	5,000
– at $0.015	3,819,992	3,820	53,480	-	57,300
Pursuant to an acquisition agreement – at $0.015	100,000	100	1,400	-	1,500
Net loss for the period	-	-	-	(8,610)	(8,610)

Balance, as at June 30, 2004	8,919,992	$ 8,920	$ 54,880	$ (8,610)	$ 55,190

SEE ACCOMPANYING NOTES

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004

(Stated in US Dollars)

Note 1

Nature and Continuance of Operations

The Company is in the development stage.  The Company entered into a Technology Purchase Agreement dated May 18, 2004 to acquire the rights to a proprietary Software Program (Note 3).

These consolidated financial statements have been prepared on a going concern basis.  As at June 30, 2004, the Company has accumulated a deficit of $8,610 since inception.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management plans to continue to provide for its capital needs by issuing equity securities.  These financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company was incorporated in the State of Nevada, United States of America on April 14, 2004.  The Company’s year-end is June 30.

Note 2

Summary of Significant Accounting Policies

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.  Actual results may vary from these estimates.

The consolidated financial statements have, in management’s opinion been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Empirical Ventures Ltd. (“EVL”), a Company incorporated under the Company Act of British Columbia on May 13, 2004.  All inter-company transactions have been eliminated.

SEE ACCOMPANYING NOTES

Note 2

Summary of Significant Accounting Policies – (cont’d)

                      Development Stage Company

The Company complies with Financial Accounting Standards Board Statement (“FAS”) No. 7 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as Development stage.

                      Foreign Currency Translation

The Company’s functional currency is the Canadian dollar as substantantially all of the Company’s operations are in Canada.  The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with the FAS No. 52 “Foreign Currency Translation”.

Assets and liabilities are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income account in Stockholder’s Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses are included in Other Items on the Statement of Operations.

Basic and Diluted Loss Per Share

In accordance with FAS No. 128, “Earnings Per Share’, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At June 30, 2004, the Company had no stock equivalents that were anti dilutive and excluded in the loss per share computation.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with FAS No. 109 “Accounting for Income Taxes”.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Note 2

Summary of Significant Accounting Policies – (cont’d)

Technology Rights

                Costs to acquire the rights to purchased software, which is intended to be used in the

                Company’s business, is capitalized when acquired and amortized over three years commencing when the software is put into use.

                   Impairment of Long-lived Assets

Capital assets are reviewed for impairment in accordance with FAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”, which was adopted effective January 1, 2002.  Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.  An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

Financial Instruments

The carrying value of the Company’s financial instruments consisting of cash and accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of these instrument.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

New Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying consolidated financial statements.

Note 3

Technology Rights

By a Technology Purchase Agreement dated May 18, 2004, EVL acquired all rights to a proprietary software program marketed under the trade name “Darrwin” in consideration of $5,000 (paid subsequent to June 30, 2004) and 100,000 common shares of the Company.  A royalty of 2%, calculated on the net sales revenue, is payable up to a maximum of $250,000. Thereafter, the royalties shall be reduced to 1%. In addition, the Company will incur up to $245,000 for additional software development costs.

SEE ACCOMPANYING NOTES

Note 4

Deferred Tax Assets

The following table summarizes the significant components of the Company’s deferred tax assets:

Total
Deferred Tax Assets
Non-capital loss carryforward	$ 1,292
Less valuation allowance	(1,292)

$ -

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations.  The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 5

Income Taxes

No provision for income taxes has been provided for in these consolidated financial statements due to the net loss.  At June 30, 2004 the Company has net operating loss carryforwards, which expire commencing in 2024, totalling approximately $8,610, the benefit of which has not been recorded in the consolidated financial statements.

Note 6

Related Party Transaction

During the period April 14, 2004, (Date of Incorporation) to June 30, 2004, the Company issued 5,000,000 shares of common stock for $5,000 to a director of the Company.

Note 7

Non-cash Transaction

Investing and financing activities that do not have an impact on current cash flows are excluded from the statement of cash flows.  During the period ended June 30, 2004, the Company issued 100,000 common shares at $0.015 per share pursuant to the acquisition of technology rights.  This transaction has been excluded from the statement of cash flows.

Note 8

Subsequent Events

i)

Subsequent to June 30, 2004, the Company received $8,500 pursuant to share subscription agreements to issue 566,620 common shares at $0.015 per share.

ii)

Subsequent to June 30, 2004, the Company has filed a registration statement on Form SB-2 with the Securities and Exchange Commission in the state of Nevada for the public distribution of 4,386,662 common shares by existing shareholders.  The Company will not receive any proceeds from the sale of the shares.

F10

SEE ACCOMPANYING NOTES

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2004

(Stated in US Dollars)

(Unaudited)

SEE ACCOMPANYING NOTES

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

INTERIM CONSOLIDATED BALANCE SHEETS

September 30, 2004 and June 30, 2004

(Stated in US Dollars)

(Unaudited)

		September 30,	June 30,
ASSETS		2004	2004

Current
Cash		$ 54,710	$ 62,225

Technology rights – Note 3		6,500	6,500

		$ 61,210	$ 68,725

LIABILITIES

Current
Accounts payable and accrued liabilities		$ 3,013	$ 13,535

STOCKHOLDERS’ EQUITY

Preferred stock
10,000,000	shares authorized, $0.001 par value none issued
Common stock
50,000,000	shares authorized, $0.001 par value
9,486,662	issued and outstanding (June 30, 2004: 8,919,992)	9,487	8,920
Additional paid-in capital		62,813	54,880
Deficit accumulated during the development stage		(14,103)	(8,610)

		58,197	55,190

		$ 61,210	$ 68,725

                                                                               F11

SEE ACCOMPANYING NOTES

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENT OF OPERATIONS

for the three months ended September 30, 2004

and for the period April 14, 2004 (Date of Incorporation) to September 30, 2004

(Stated in US Dollars)

(Unaudited)

		April 14, 2004
	Three months	(Date of
	ended	Incorporation) to
	September 30,	September 30,
	2004	2004

Expenses
Accounting and audit fees	$ 2,958	$ 4,958
Consulting fees	-	5,750
Filing fees	2,500	2,500
Legal fees	-	785
Office and miscellaneous	35	110

Net loss for the period	$ (5,493)	$ (14,103)

Basic and diluted loss per share	$ (0.00)

Weighted average number of shares outstanding	9,344,995

                                                                                F12

SEE ACCOMPANYING NOTES

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

for the three months ended September 30, 2004

and for the period April 14, 2004 (Date of Incorporation) to September 30, 2004

(Stated in US Dollars)

(Unaudited)

		April 14, 2004
	Three months	(Date of
	ended	Incorporation) to
	September 30,	September 30,
	2004	2004

Operating Activities
Net for the period	$ (5,493)	$ (14,103)
Change in non-cash working capital balance related to operations
Accounts payable and accrued liabilities	(10,522)	3,013

	(16,015)	(11,090)

Investing Activity
Acquisition of technology	-	(5,000)

Financing Activity
Issuance of common stock	8,500	70,800

Increase in cash during the period	(7,515)	54,710

Cash, beginning of the period	62,225	-

Cash, end of the period	$ 54,710	$ 54,710

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$ -	$ -

Income taxes	$ -	$ -

Non-cash Transaction – Note 7

                                                                                F13

SEE ACCOMPANYING NOTES

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

for the period April 14, 2004 (Date of Incorporation) to September 30, 2004

(Stated in US Dollars)

(Unaudited)

				Deficit
				Accumulated
			Additional	During the
	Common Shares		Paid-in	Development
	Number	Par Value	Capital	Stage	Total

Balance, as at April 14, 2004 (Date of Incorporation)	-	$ -	$ -	$ -	$ -

Capital stock subscribed for cash:
– at $0.001	5,000,000	5,000	-	-	5,000
– at $0.015	3,819,992	3,820	53,480	-	57,300
Pursuant to an acquisition agreement – at $0.015	100,000	100	1,400	-	1,500
Net loss for the period	-	-	-	(8,610)	(8,610)

Balance, as at June 30, 2004	8,919,992	8,920	54,880	(8,610)	55,190

Capital stock subscribed for cash: – at $0.015	566,670	567	7,933	-	8,500
Net loss for the period	-	-	-	(5,493)	(5,493)

Balance, as at September 30, 2004	9,486,662	$ 9,487	$ 62,813	$ (14,103)	$ 58,197

                                                                                F14

SEE ACCOMPANYING NOTES

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2004

(Stated in US Dollars)

(Unaudited)

Note 1

Interim Reporting

The accompanying unaudited interim consolidated financial statements have been prepared by Empirical Ventures, Inc. (the “Company”) pursuant to the rules and regulations of the United States Securities and Exchange Commission.  Certain information and disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations.  In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these consolidated financial statements have been included.  Such adjustments consist of normal recurring adjustments.  These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the period ended June 30, 2004, as filed with the United States Securities and Exchange Commission.

The results of operations for the three months ended September 30, 2004 are not indicative of the results that may be expected for the full year.

Note 2

Continuance of Operations

The interim consolidated financial statements have been prepared using generally accepted accounting principles in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business.  The Company has not yet achieved profitable operations and has accumulated losses of $14,103 since its commencement.  Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted, with any certainty, at this time.  These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Management plans to continue to provide for its capital needs during the year ended June 30, 2005 by issuing equity securities and through short-term loans provided by the Company’s officers and directors.

                                                                             F15

SEE ACCOMPANYING NOTES

Note 3

Technology Rights

By a Technology Purchase Agreement dated May 18, 2004, the Company’s wholly-owned subsidiary, Empirical Ventures Ltd. acquired all rights to a proprietary software program marketed under the trade name “Darrwin” in consideration of $5,000 (paid) and 100,000 common shares of the Company (issued).  A royalty of 2%, calculated on the net sales revenue, is payable up to a maximum of $250,000. Thereafter, the royalties shall be reduced to 1%. In addition, the Company will incur up to $245,000 for additional software development costs.

Note 4

Related Party Transaction

During the period ended June 30, 2004, the Company issued 5,000,000 shares of common stock for $5,000 to a director of the Company.

Note 5

Capital Stock

The Company has filed a Form SB–2 Registration Statement with the United States Securities and Exchange Commission in the State of Nevada whereby certain shareholders of the Company are offering to sell 4,586,662 common shares of the Company at $0.015 per share for proceeds to those shareholders of $68,800

Note 6

Subsequent Events

Subsequent to September 30, 2004, the Company received $3,000 pursuant to share subscription agreements to issue 200,000 common shares at $0.015 per share.

Note 7

Non-cash Transaction

Investing and financial activities that do not have an impact on current cash flows are excluded from the statement of cash flows.  During the period ended June 30, 2004, the Company issued 100,000 common shares at $0.015 per share pursuant to the acquisition of technology rights.  This transaction has been excluded from the statement of cash flows.

                                                                                          F 16

SEE ACCOMPANYING NOTES

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004

(Stated in US Dollars)

(Unaudited)

SEE ACCOMPANYING NOTES

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

INTERIM CONSOLIDATED BALANCE SHEETS

December 31, 2004 and June 30, 2004

(Stated in US Dollars)

(Unaudited)

		December 31,	June 30,
ASSETS		2004	2004

Current
Cash		$ 50,056	$ 62,225

Technology rights – Note 3		6,500	6,500

		$ 56,556	$ 68,725

LIABILITIES

Current
Accounts payable and accrued liabilities		$ 4,719	$ 13,535

STOCKHOLDERS’ EQUITY

Preferred stock
10,000,000	shares authorized, $0.001 par value, none issued
Common stock
50,000,000	shares authorized, $0.001 par value
9,686,662	issued and outstanding (June 30, 2004: 8,919,992)	9,687	8,920
Additional paid-in capital		65,613	54,880
Deficit accumulated during the development stage		(23,463)	(8,610)

		51,837	55,190

		$ 56,556	$ 68,725

SEE ACCOMPANYING NOTES

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENT OF OPERATIONS

for the three and six months ended December 31, 2004

and for the period April 14, 2004 (Date of Incorporation) to December 31, 2004

(Stated in US Dollars)

(Unaudited)

			April 14, 2004
			(Date of
	Three months	Six months	Incorporation)
	ended	ended	to
	December 31,	December 31,	December 31,
	2004	2004	2004

Expenses
Accounting and audit fees	$ 1,707	$ 4,665	$ 6,665
Consulting fees	5,090	5,090	10,840
Filing fees	-	2,500	2,500
Legal fees	2,500	2,500	3,285
Office and miscellaneous	63	98	173

Net loss for the period	$ (9,360)	$ (14,853)	$ (23,463)

Basic and diluted loss per share	$ (0.00)	$ (0.00)

Weighted average number of shares outstanding	9,597,532	9,471,263

SEE ACCOMPANYING NOTES

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

for the three and six months ended December 31, 2004

and for the period April 14, 2004 (Date of Incorporation) to December 31, 2004

(Stated in US Dollars)

(Unaudited)

			April 14, 2004
			(Date of
	Three months	Six months	Incorporation)
	ended	ended	to
	December 31,	December 31,	December 31,
	2004	2004	2004

Operating Activities
Net loss for the period	$ (9,360)	$ (14,853)	$ (23,463)
Change in non-cash working capital balance related to operations
Accounts payable and accrued liabilities	1,706	(8,816)	4,719

	(7,654)	(23,669)	(18,744)

Investing Activity
Acquisition of technology	-	-	(5,000)

Financing Activity
Issuance of common stock	3,000	11,500	73,800

Increase (decrease) in cash during the period	(4,654)	(12,169)	50,056

Cash, beginning of the period	54,710	62,225	-

Cash, end of the period	$ 50,056	$ 50,056	$ 50,056

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$ -	$ -	$ -

Income taxes	$ -	$ -	$ -

Non-cash Transaction – Note 6

SEE ACCOMPANYING NOTES

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

for the period April 14, 2004 (Date of Incorporation) to December 31, 2004

(Stated in US Dollars)

(Unaudited)

				Deficit
				Accumulated
			Additional	During the
	Common Shares		Paid-in	Development
	Number	Par Value	Capital	Stage	Total

Balance, as at April 14, 2004 (Date of Incorporation)	-	$ -	$ -	$ -	$ -

Capital stock subscribed for cash:
– at $0.001	5,000,000	5,000	-	-	5,000
– at $0.015	3,819,992	3,820	53,480	-	57,300
Pursuant to an acquisition agreement – at $0.015	100,000	100	1,400	-	1,500
Net loss for the period	-	-	-	(8,610)	(8,610)

Balance, as at June 30, 2004	8,919,992	8,920	54,880	(8,610)	55,190

Capital stock subscribed for cash: – at $0.015	766,670	767	10,733	-	11,500
Net loss for the period	-	-	-	(14,853)	(14,853)

Balance, as at December 31, 2004	9,686,662	$ 9,687	$ 65,613	$ (23,463)	$ 51,837

SEE ACCOMPANYING NOTES

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004

(Stated in US Dollars)

(Unaudited)

Note 1

Interim Reporting

The accompanying unaudited interim consolidated financial statements have been prepared by Empirical Ventures, Inc. (the “Company”) pursuant to the rules and regulations of the United States Securities and Exchange Commission.  Certain information and disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations.  In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these interim consolidated financial statements have been included.  Such adjustments consist of normal recurring adjustments.  These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the period ended June 30, 2004, as filed with the United States Securities and Exchange Commission.

The Company’s year-end is June 30.

The results of operations for the three and six months ended December 31, 2004 are not indicative of the results that may be expected for the full year.

Note 2

Continuance of Operations

The interim consolidated financial statements have been prepared using generally accepted accounting principles in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business.  The Company has not yet achieved profitable operations and has accumulated losses of $23,463 since its commencement.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted, with any certainty, at this time and raise substantial doubt that the Company will be able to continue as a going concern.  These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Management plans to continue to provide for its capital needs during the year ended June 30, 2005 by issuing equity securities and through short-term loans provided by the Company’s officers and directors.

SEE ACCOMPANYING NOTES

Note 3

Technology Rights

By a Technology Purchase Agreement dated May 18, 2004, the Company’s wholly-owned subsidiary, Empirical Ventures Ltd. acquired all rights to a proprietary software program marketed under the trade name “Darrwin” in consideration of $5,000 (paid) and 100,000 common shares of the Company (issued).  A royalty of 2%, calculated on the net sales revenue, is payable up to a maximum of $250,000.  Thereafter, the royalties shall be reduced to 1%.  In addition, the Company will incur up to $245,000 for additional software development costs.

Note 4

Related Party Transaction

During the period ended June 30, 2004, the Company issued 5,000,000 shares of common stock for $5,000 to a director of the Company.

Note 5

Capital Stock

The Company has filed a Form SB–2 Registration Statement with the United States Securities and Exchange Commission in the State of Nevada whereby certain shareholders of the Company are offering to sell 4,586,662 common shares of the Company at $0.015 per share for proceeds to those shareholders of $68,800

Note 6

Non-cash Transaction

Investing and financial activities that do not have an impact on current cash flows are excluded from the statement of cash flows.  During the period ended June 30, 2004, the Company issued 100,000 common shares at $0.015 per share pursuant to the acquisition of technology rights.  This transaction has been excluded from the statement of cash flows.

                                                                                                                F22

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                                          II-1

NRS Section 78.747, provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

              OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated costs of this offering are as follows:

Securities and Exchange Commission
registration fee 8.34
Federal Taxes NIL
State Taxes and Fees NIL
Transfer Agent Fees 1,000.00
Accounting fees and expenses 6,000.00
Legal fees and expenses 1 5 ,000.00
Blue sky Fees 5,000.00

Miscellaneous NIL
_________
Total $27,008.34

All amounts are estimates other than the Commission's

registration fee. As at December 31 , 2004 $4,958 of these expenses had been incurred and are reflected in the operating loss for the period then ended.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling

stockholders.  The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

                                              II-2

RECENT SALES OF UNREGISTERED SECURITIES

We issued 5,000,000 shares of common stock on May 7, 2004

to Mr. Derek Ward, at a price of $0.001 for proceeds of $5,000

We completed an offering of shares of our common stock at a price of $0.015 per share to a total of 30 purchasers on June 30, 2004.  The total amount received from this offering was $57,300. Additionally, we completed a an offering subsequent to June  30, 2004 Which completed on July 23 , 2004 at a price of $0.015 to 8 Individuals the total amount received from this subsequent offering was $11,500 . Additionally, we received a subscription from 1 purchaser for 200,000 shares at a price of $0.015 per share the amount received was $3,000

We completed the offering pursuant to Rule 903 of

Regulation S (i.e., Category 3) of the Securities Act. Each

purchaser represented to us in the subscription agreement that he was a non-U.S. person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States.

Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.  Each purchaser represented to us that he will resell such securities only in accordance with the provisions of Regulation S which prohibit sales to or for the benefit of a U.S. person, pursuant to registration under the Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S which, among other things,  precludes transfers except as provided above.  Each purchaser was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  Each subscription agreement precluded transfer except under the above conditions.  No registration rights were granted to any of the purchasers.

We did not utilize an underwriter for any of the foregoing.

Other than the securities mentioned or referenced above, we have not issued or sold any securities since..

                               EXHIBITS

Number      Description of exhibit

3.1 Articles of Incorporation *

3.2 Bylaws

4.1 Regulation "S" Securities Subscription Agreement *

5.1 Opinion of Joseph I Emas, Attorney at Law, with consent to use

10.1 Technology Purchase Agreement with 3493734 Manitoba Ltd.*

23.1 Consent of Amisano Hanson, Chartered Accountants

23.2 Consent of Joseph I Emas Attorney at Law (See Exhibit 5.1)

* Previously filed on form SB-2

                                            II-3

     UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     1.To file, during any period in which we offer or sell

       securities, a post-effective amendment to this

       registration statement:

            (i) To include any prospectus

            required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events which,

            individually or together, represent a fundamental change in the information in the registration statement, and Notwithstanding the foregoing, and  increase or  decrease in volumes of securities offered (if the total dollar value of securities offered

            would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range May be reflected  in  the form of prospectus filed  with  the

            Commission pursuant to rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than a 20%

            change in the maximum aggregate offering price set forth in the

            "Calculation of Registration Fee" table in the effective

            registration statement; and

            (iii) To include any additional or changed

            material information on the plan of distribution.

        2.That, for the purpose of determining any liability

         under the Securities Act, each such post-effective

         amendment shall be deemed to be a new registration

         statement relating to the securities offered herein, and

         the offering of such securities at that time shall be

         deemed to be the initial bona fide offering thereof.

        3.To remove from registration by means of a post-

         effective amendment any of the securities being registered hereby which remain unsold at the termination of the

         offering.

Insofar as indemnification for liabilities arising under the

Securities Act May be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise,

we have been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore,

unenforceable.

                                                II-4

In the event that a claim for indemnification against such

liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will,

unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate

jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                          SIGNATURES

In accordance with the requirements of the Securities Act of

1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-

2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized,

in the, on April 27 , 200 5 ..

Empirical Ventures Inc.

(Registrant)

By:/s/Derek Ward

      Derek Ward

      President, Principal Executive, Financial

      And Accounting Officer

In accordance with the requirements of the Securities Act of

1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature Title Date: April 27 , 2005
- ----------------------------------------------------------------------------

/s/Derek Ward President, Chief Executive April 27 , 2005
Officer, Secretary, Treasurer
and Director(Principal Executive,
Financial and Accounting Officer)